Marathon Oil Corporation Announces Offers to Purchase Debt Securities for Cash

HOUSTON, Jan. 27, 2011 – Marathon Oil Corporation (NYSE: MRO) (Marathon) announced today that it and its wholly owned subsidiary, Marathon Oil Canada Corporation (formerly known as Western Oil Sands Inc. (Marathon Canada)), have commenced cash tender offers to purchase (i) any and all of four series of outstanding notes, three of which were issued by Marathon and one of which was issued by Marathon Canada, and (ii) up to $500 million in aggregate principal amount of three additional series of Marathon’s outstanding notes.  The terms and conditions of the tender offers are described in the Offer to Purchase dated Jan. 27, 2011 and the related Letter of Transmittal.

The Tender Offer for the Any and All Notes

Upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, Marathon is offering to purchase for cash any and all of its 6.125% Notes due 2012, 6.000% Senior Notes due 2012, 6.500% Senior Notes due 2014 and Marathon Canada is offering to purchase for cash any and all of its 8.375% Senior Secured Notes due 2012 (collectively, the “Any and All Notes”).

The following table sets forth some of the terms of the tender offer for the Any and All Notes:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)
6.125% Notes due 2012	565849AA4	$450,000,000	1.375% U.S. Treasury Note due 3/15/2012	PX4	25
8.375% Senior Secured Notes due 2012 (issued by Marathon Canada)	959053AD1	$447,818,000	1.000% U.S. Treasury Note due 4/30/2012	PX4	50
6.000% Senior Notes due 2012	565805AA6	$400,000,000	0.625% U.S. Treasury Note due 6/30/2012	PX4	25
6.500% Senior Notes due 2014	565849AG1	$700,000,000	4.000% U.S. Treasury Note due 2/15/14	PX5	50

Holders of Any and All Notes that are validly tendered and not validly withdrawn before 5:00 p.m. EST on Feb. 9, 2011 (such time, as it may be extended, the “Any and All Expiration Date”), and that are accepted for purchase, will receive the applicable consideration described below (the “Total Consideration”) for their Any and All Notes.

Holders who tender Any and All Notes before the Any and All Expiration Date may withdraw such tendered Any and All Notes at any time before the Any and All Expiration Date. Following the Any and All Expiration Date, holders who have tendered their Any and All Notes may not withdraw such Any and All Notes, except as described in the Offer to Purchase or required by law.

The Tender Offer for the Maximum Tender Offer Notes

Upon the terms and subject to the conditions described in the Offer to Purchase, Marathon is offering to purchase for cash up to $500 million aggregate principal amount (the “Maximum Tender Amount”) of its 7.500% Senior Notes due 2019, 5.900% Senior Notes due 2018 and 6.000% Senior Notes due 2017 (collectively, the “Maximum Tender Offer Notes” and, together with the Any and All Notes, the “Notes”).

The following table sets forth some of the terms of the tender offer for the Maximum Tender Offer Notes:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Acceptance Priority Level	Early Tender Premium
7.500% Senior Notes due 2019	565849AH9	$687,455,000	2.625% U.S. Treasury Note due 11/15/20	PX7	15	1	$30
5.900% Senior Notes due 2018	565849AF3	$894,440,000	2.625% U.S. Treasury Note due 11/15/20	PX7	0	2	$30
6.000% Senior Notes due 2017	565849AD8	$682,011,000	2.125% U.S. Treasury Note due 12/31/15	PX6	125	3	$30

Holders of Maximum Tender Offer Notes that are validly tendered and not validly withdrawn before 5:00 p.m. EST on Feb. 9, 2011 (the “Early Tender Date”), and that Marathon accepts for purchase, will receive the applicable Total Consideration for their Maximum Tender Offer Notes, which includes the Early Tender Premium specified in the table above.  Holders of Maximum Tender Offer Notes that are validly tendered after the Early Tender Date, but before midnight EST on Feb. 24, 2011, will receive only the applicable Tender Offer Consideration, which is an amount equal to the applicable Total Consideration minus the Early Tender Premium specified in the table above.

If Maximum Tender Offer Notes are validly tendered and not validly withdrawn such that the principal amount tendered in the Maximum Tender Offer exceeds the Maximum Tender Amount, Marathon will accept for payment only the Maximum Tender Amount, and the Maximum Tender Offer Notes will be purchased in accordance with the “Acceptance Priority Level” (in numerical priority order with 1 as the highest priority level) set forth in the table above (the “Acceptance Priority Level”).  All Maximum Tender Offer Notes tendered in the Maximum Tender Offer having a higher Acceptance Priority Level will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level are accepted for purchase.  If there are insufficient remaining funds to purchase all of the tendered Maximum Tender Offer Notes of a series of an applicable Acceptance Priority Level, the amount of Notes purchased in that series will be prorated based on the aggregate principal amount tendered in the Maximum Tender Offer with respect to that series of Notes.  Maximum Tender Offer Notes with a lower Acceptance Priority Level than a prorated series of Notes that are accepted for purchase will not be accepted for purchase.

Holders who tender Maximum Tender Offer Notes before 5:00 p.m. EST on Feb. 9, 2011 (such date and time, as it may be extended, the “Maximum Tender Withdrawal Deadline”) may withdraw such tendered Maximum Tender Offer Notes at any time before the Maximum Tender Withdrawal Deadline.  Following the Maximum Tender Withdrawal Deadline, holders who have tendered their Maximum Tender Offer Notes (whether before, on or after the Maximum Tender Withdrawal Deadline) may not withdraw such Maximum Tender Offer Notes, except as described in the Offer to Purchase or required by law.

Total Consideration

The Total Consideration for each series per each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to either offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified in the tables above for the applicable series of Notes over the yield based on the bid side price of the applicable U.S. Treasury Security specified in the tables above for the applicable series of Notes as displayed on the applicable Bloomberg Reference Pages specified in the tables above, as calculated by the Dealer Managers, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, at 2:00 p.m. EST on Feb. 9, 2011.  Holders whose Notes are purchased pursuant to either offer will also receive accrued and unpaid interest thereon from the applicable last interest payment date up to, but not including, the Any and All Offer Settlement Date, which is expected to be Feb. 10, 2011, unless the Any and All Offer is extended, or the Maximum Tender Offer Settlement Date, which is expected to be Feb. 25, 2011, unless the Maximum Tender Offer is extended, as applicable.

The complete terms and conditions of each tender offer is set forth in the Offer to Purchase and the related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offers. Copies of the Offer to Purchase and the related Letter of Transmittal may be obtained from D. F. King & Co., Inc., the depositary and information agent for the tender offers, at (212) 269-5550 (banks and brokers) or (800) 578-5378 (all others). Questions regarding the tender offers also may be directed to the dealer managers for the tender offers, Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-8491 (collect) or JPMorgan at (866) 834-4666 (toll-free) or (212) 834-2494 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Marathon is making the tender offers only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  With respect to the Any and All Notes and the Maximum Tender Offer Notes, none of Marathon, the depositary and information agent, the dealer managers, the trustee, or any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering, all or any portion of their notes in response to the applicable tender offer.

Any questions or requests for assistance or additional copies of the Offer to Purchase and/or the Letter of Transmittal may be directed to D. F. King by phone at (212) 269-5550 (banks and brokers) or (800) 578-5378 (all others), or in writing at 48 Wall Street, 22nd Floor, New York, New York  10005.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

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This release contains forward-looking statements with respect to the timing and principal amount of debt to be purchased in two separate cash tender offers, including certain terms and conditions of the offers.  Although Marathon believes that the expectations contained in this release are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct.  Actual results may differ materially from the anticipated results or expectations expressed in this release.  In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Marathon Oil Corporation has included in its Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent Forms 10-Q and 8-K, cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

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